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                                                                    EXHIBIT 10.3

                                AMENDMENT NO. 3
                                       TO
                                  ULTRAK, INC.
                      1988 NON-QUALIFIED STOCK OPTION PLAN

     This Amendment No. 3 amends the Ultrak, Inc. 1988 Non-Qualified Stock Option Plan adopted by the Board of Directors (the "Board") of Ultrak, Inc., a Delaware corporation (the "Company"), on April 15, 1988, as amended effective November 1, 1991 and December 28, 1993 (the "Plan").

                                   WITNESSETH

     WHEREAS, the Plan provided that the Company may grant options to purchase up to an aggregate of 5,000,000 shares of the Company's Common Stock, no par value ("Common Stock"), pursuant to the Plan; and

     WHEREAS, Section 4(f) of the Plan provides that the number of shares of Common Stock for which options may be granted to persons participating under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or consolidation of shares of Common Stock; and

     WHEREAS, on December 17, 1993 the stockholders of the Company approved, effective December 28, 1993, a one for six reverse stock split in the form of a reclassification of the Company's Common Stock and, as a result, the authorized number of shares of Common Stock under the Plan was revised from 5,000,000 to 833,334; and

     WHEREAS, pursuant to Section 7 of the Plan, on September 27, 1996, the Board approved an increase in the number of authorized shares of Common Stock under the Plan from 833,334 to 1,000,000;

     NOW, THEREFORE, in consideration of the foregoing, effective September 27, 1996, Section 2 of the Plan is amended to read in its entirety as follows:

          "2. Stock Subject to Option. Subject to adjustment as provided in Sections 4(h) and 4(j) hereof, Options may be granted by the Company from time to time to purchase up to an aggregate of 1,000,000 shares of the Company's authorized but unissued Common Stock, provided that the number of shares that may be granted to any employee under the Program shall be reasonable in relation to the purpose of the Program. Shares that by reason of the expiration of an Option or otherwise are no longer subject to purchase pursuant to an Option granted under the Program may be re-Optioned under the Program. The Company shall not be required, upon the exercise of any Option, to issue or deliver any shares of stock prior to the completion of such exemption, registration or other qualification of such shares under state or Federal law, rule or regulation as the Company shall determine to be necessary or desirable."

     This Amendment No. 3 to the Plan was adopted by the Board as of September 27, 1996.

                                                  /s/ GEORGE K. BROADY
                                            ------------------------------------
                                             George K. Broady, Chairman of the
                                                           Board,
                                                Chief Executive Officer and
                                                         President

                                                    /s/ TIM D. TORNO
                                            ------------------------------------
                                                     Tim D. Torno, Vice
                                                   President -- Finance,
                                                  Treasurer and Secretary